Exhibit 99.1

ANNOVIS BIO, INC. RECEIVES CONTINUED

LISTING STANDARD NOTICE FROM THE NYSE

MALVERN, PA – October 30, 2026 – Annovis Bio, Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a Phase 3 clinical-stage biotechnology company developing the investigational oral therapy, buntanetap, for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD), today announced that on October 29, 2026, it received notice (the “Notice”) from the New York Stock Exchange (NYSE) that it is no longer in compliance with the NYSE continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual due to the fact that the Company’s average market capitalization over a consecutive 30 trading-day period was less than $50 million while its stockholders’ equity was less than $50 million.

The Notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission, and it does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

As set forth in the Notice, as of October 28, 2026, the 30 trading-day average market capitalization of the Company was approximately $48.4 million and the Company’s last reported stockholders’ deficit as of June 30, 2026 was approximately $(4.3) million.

The Company has notified the NYSE that it will submit a plan within 45 days of the Notice advising the NYSE of definitive action it has taken, or is taking, to bring it into conformity with Section 802.01B within 9 months of receipt of the Notice. The NYSE will review the Company’s plan and, within 45 days, make a determination as to whether the Company has made a reasonable demonstration of its ability to come into conformity with Section 802.01B within 9 months. If the Company’s plan is not submitted on a timely basis or is not accepted, the NYSE will initiate delisting proceedings. If the NYSE accepts the Company’s plan, the Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with the plan and other continued listing standards. The NYSE will review the Company on a semi-annual basis to confirm compliance with the plan. If the Company fails to comply with the plan or does not meet continued listing standards at the end of the 9-month cure period, it will be subject to the prompt initiation of NYSE suspension and delisting procedures. The NYSE may take accelerated delisting action in the event the Company’s common stock trades at levels viewed to be abnormally low. The NYSE generally views trading below a price of $0.10 to be abnormally low.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be “ANVS”, subject to the Company’s continued compliance with the plan and other listing requirements of the NYSE. However, the common stock trading symbol will have an added designation of “.BC” to indicate that the status of the common stock is below criteria with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company regains compliance.

Cautionary Note Regarding Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to develop a plan to regain compliance with the continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; the Company’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; regional, national or global political, economic, business, competitive, market and regulatory conditions, and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Any forward-looking statement made in this report speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Annovis Bio

Headquartered in Malvern, Pennsylvania, Annovis Bio, Inc. (NYSE: ANVS) is a Phase 3 clinical-stage biotechnology company developing treatments for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD). The Company's lead drug candidate, buntanetap (formerly posiphen), is an investigational once-daily oral therapy that inhibits the translation of multiple neurotoxic proteins, including APP and amyloid beta, tau, alpha-synuclein, and TDP-43, through a specific RNA-targeting mechanism of action. By addressing the underlying causes of neurodegeneration, Annovis aims to halt disease progression and improve cognitive and motor functions in patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

Contact Information:

Annovis Bio Inc.

101 Lindenwood Drive

Suite 225

Malvern, PA 19355

www.annovisbio.com

Investor Contact:

Alexander Morin, Ph.D.

Director, Strategic Communications

Annovis Bio

ir@annovisbio.com

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